UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2007

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a)(1) On February 21, 2007, the Company, for the primary purpose of refinancing the debt it had obtained to acquire Princeton eCom Corporation from investment funds affiliated with Tennenbaum Capital Partners, LLC, entered into a Credit Agreement with Bank Of America, N.A., along with a syndicate of other lenders and Banc of America Securities, LLC as sole lead arranger and sole book manager.

(2) Under this Credit Agreement, the Company obtained an $85,000,000 term loan and a $15,000,000 revolving line of credit. No advance was made against the line of credit. Interest on these loans is either at (i) a base rate consisting of the of the higher of the Federal Funds Rate plus .5% or Bank of America’s prime rate or (ii) Libor plus 2.25% to 2.75% based upon the leverage ratio of the Company’s funded indebtedness to its EBITDA. The Company will avail itself of the Libor rate. The loans mature in five years. Principal payments of the term loan become due quarterly commencing June 30, 2008 in the amount of $3,187,500, increase to $4,250,000 on June 30, 2009 until June 30, 2011 whereupon the payments increase to $9,562,500. A copy of the credit agreement dated February 21, 2007, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) (1) On February 21, 2007, the Company became obligated to repay $85,000,000 advanced to the Company on that date under a credit facility it obtained from Bank of America, N.A. and other lenders. See, Item 1.01 above for a brief description of the transaction and agreement giving rise to this obligation.

(2) In addition to the repayment terms set forth in Section 1.01 above, the repayment of the obligation can become due before its stated maturity date if an Event of Default occurs. An Event of Default includes timely non-payment of any principal or interest due under the term loan, the non-observance of covenants specified in the Credit Agreement, a breach of representations and warranties under the Credit Agreement, cross-defaults of other indebtedness above a threshold amount of $5,000,000 , insolvency, inability to pay debts, attachment of assets, judgments against the Company, a change of control or the invalidity of the loan documents.

(3) In addition to the $85,000,000 term loan, a $15,000,000 revolving line of credit has been made available to the Company under which the Company can secure up to $5,000,000 letters of credit. The Company can also seek to obtain an increase of up to $50,000,000 of the lenders’ commitments under the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Credit Agreement - Dated as of February 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

February 26, 2007	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Senior Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	CREDIT AGREEMENT - Dated February 21, 2007